UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2024

CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

001-42188

(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA, 17055

(Address of principal executive offices) (Zip code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2024, Concentra Group Holdings Parent, Inc. (“Concentra”) completed its previously announced initial public offering (the “IPO”) of 22,500,000 shares of its common stock, par value $0.01 per share (the “Concentra Common Stock”) at an initial public offering price of $23.50 per share for net proceeds of $499,668,750.00. Prior to the IPO, Concentra was a wholly owned subsidiary of Select Medical Corporation (“Select”), a Delaware corporation. In connection with the IPO, Concentra paid to Select all of the net proceeds from the sale of shares of Concentra’s common stock in the IPO in order to repay debt owed to Select. As of the closing of the IPO, Select owns 104,093,503 shares of Concentra Common Stock, or approximately 82.23% of the total outstanding shares of Concentra Common Stock.

Separation Agreement

In connection with the IPO and as previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-280242), filed by Concentra with the Securities and Exchange Commission and declared effective on July 24, 2024 (the “Registration Statement”), Select and Concentra entered into a separation agreement (the “Separation Agreement”) on July 26, 2024. The Separation Agreement sets forth certain agreements between Select and Concentra regarding, among other matters:

•	the principal corporate actions and internal reorganization pursuant to which Concentra will separate from Select;
•	Select’s and Concentra’s respective rights and obligations with respect to the IPO;
•	certain matters with respect to any subsequent distribution or other disposition by Select of the shares of Concentra Common Stock owned by Concentra following the IPO (the “Distribution”); and
•	other agreements governing aspects of Concentra’s relationship with Select following the IPO.

For further details regarding the Separation Agreement, see the description set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Related Agreements

In connection with the IPO and as previously contemplated by, and described in, the Registration Statement, Select Medical Holdings Corporation (“SEM”), a Delaware corporation and parent entity of Select, Select and Concentra, or subsidiaries of each party, also entered into various other material agreements. These agreements were entered into on July 26, 2024, unless otherwise indicated, and consist of the following:

•	a tax matters agreement, which governs SEM’s and Concentra’s respective rights, responsibilities and obligations with respect to all tax matters, including tax liabilities, tax attributes, tax contests and tax returns;
•	an employee matters agreement, which addresses certain employment, compensation and benefits matters, including the allocation and treatment of certain assets and liabilities relating to Concentra’s employees and compensation and benefit plans and programs in which Concentra’s employees participate prior to the date of the Distribution, if pursued; and
•	a transition services agreement, pursuant to which Select will provide to Concentra certain services beginning upon the consummation of the IPO and ending 24 months after the Distribution.

For further details regarding the foregoing agreements, see the descriptions of such agreements set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing descriptions of these agreements do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Credit Agreement

On July 26, 2024, Concentra Health Services, Inc. (“CHSI”) entered into a senior secured credit agreement (the “Credit Agreement”) that provides for $1.25 billion in senior secured credit facilities (“Senior Secured Credit Facilities”) composed of a $850,000,000 million, seven-year term loan (“Term Loan”) and a $400 million, five-year revolving credit facility (“Revolving Credit Facility”), including a $75 million sublimit for the issuance of standby letters of credit. Borrowings under the Senior Secured Credit Facilities are guaranteed by Concentra and substantially all of Concentra’s current domestic subsidiaries and will be guaranteed by CHSI’s future domestic subsidiaries and secured by substantially all of Concentra’s existing and future property and assets and by a pledge of Concentra’s capital stock, the capital stock of CHSI’s domestic subsidiaries and up to 65% of the capital stock of CHSI’s foreign subsidiaries held directly by CHSI or a domestic subsidiary.

Borrowings under the Senior Secured Credit Facilities will bear interest at a rate equal to:

in the case of the Term Loan, Term SOFR plus a percentage ranging from 2.00% to 2.25%, or Alternate Base Rate plus a percentage ranging from 1.00% to 1.25%, in each case based on CHSI’s leverage ratio; and

in the case of the Revolving Credit Facility, Term SOFR plus a percentage ranging from 2.25% to 2.75%, or Alternate Base Rate plus a percentage ranging from 1.25% to 1.75%, in each case based on CHSI’s leverage ratio.

“Term SOFR” is defined as, with respect to any interest period, the rate per annum published by the CME Group Benchmark Administration Limited and identified by the Administrative Agent as the forward-looking term rate based on SOFR.

“Alternate Base Rate” is defined as the greatest of (a) the administrative agent’s Prime Rate, (b) the NYFRB Rate plus 1/2 of 1.00% and (c) the Term SOFR from time to time for an interest period of one month, plus 1.00%.

The Term Loan will amortize in equal quarterly installments on the last business day of each March, June, September and December in amounts equal to 0.25% of the aggregate original principal amount of the Term Loan commencing on December 31, 2024.  The balance of the Term Loan will be payable on July 26, 2031.  Similarly, the Revolving Credit Facility will be payable on July 26, 2029.

CHSI will be required to prepay borrowings under the Senior Secured Credit Facilities with (1) 100% of the net cash proceeds received from non-ordinary course asset sales or other dispositions, or as a result of a casualty or condemnation, subject to reinvestment provisions and other customary carveouts and, to the extent required, the payment of certain indebtedness secured by liens subject to a first lien intercreditor agreement if CHSI’s total net leverage ratio is greater than 4.50 to 1.00 and 50% of such net cash proceeds if our total net leverage ratio is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, (2) 100% of the net cash proceeds received from the issuance of debt obligations other than certain permitted debt obligations, and (3) 50% of excess cash flow (as defined in the Credit Agreement) if CHSI’s leverage ratio is greater than 4.50 to 1.00 and 25% of excess cash flow if CHSI’s leverage ratio is less than or equal to 4.50 to 1.00 and greater than 4.00 to 1.00, in each case, reduced by the aggregate amount of term loans, revolving loans and certain other debt optionally prepaid (and, in the case of revolving loans, accompanied by a reduction in the related commitment) during the applicable fiscal year. CHSI will not be required to prepay borrowings with excess cash flow or the net cash proceeds of asset sales if CHSI’s leverage ratio is less than or equal to 4.00 to 1.00.

The Senior Secured Credit Facilities require CHSI, for the benefit of the lenders under the Revolving Credit Facility, to maintain a leverage ratio (based upon the ratio of indebtedness for money borrowed net of cash or cash equivalents to consolidated EBITDA, as defined in the Credit Agreement), which is tested quarterly and currently must not be greater than 6.50 to 1.00. Failure to comply with this covenant would result in an event of default under the Revolving Credit Facility and, absent a waiver or an amendment from the Revolving Lenders, preclude CHSI from making further borrowings under the Revolving Credit Facility and permit the Revolving Lenders to accelerate all outstanding borrowings under the Revolving Credit Facilities. Upon termination of the commitments for the Revolving Credit Facility and acceleration of all outstanding borrowings thereunder, failure to comply with the covenant also would constitute an Event of Default with respect to the Term Loans and holders of the Term Loans then may exercise remedies.

The Senior Secured Credit Facilities also contain a number of other affirmative and restrictive covenants, including limitations on mergers, consolidations and dissolutions; sales of assets; investments and acquisitions; indebtedness; liens; affiliate transactions; and dividends and restricted payments. The Senior Secured Credit Facilities contain events of default for non-payment of principal and interest when due, cross-default and cross-acceleration provisions and an event of default that would be triggered by a change of control.

JPMorgan Chase Bank, N.A. is the administrative agent and collateral agent for the Senior Secured Credit Facilities and JPMorgan Chase Bank, N.A., BOFA Securities, Inc., Deutsche Bank Securities Inc., Truist Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association, Fifth Third Bank, National Association, Mizuho Bank, LTD, PNC Capital Markets LLC, RBC Capital Markets and Goldman Sachs Bank USA are acting as joint lead arrangers and joint bookrunners for the Senior Secured Credit Facilities. Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are acting as co-syndication agents for the Senior Secured Credit Facilities and BOFA Securities, Inc., Truist Bank, RBC Capital Markets, PNC Bank, National Association and Goldman Sachs Bank USA are acting as co-documentation agents for the Senior Secured Credit Facilities.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.5 and incorporated by reference herein.

6.875% Senior Notes Due 2032

On July 11, 2024 (the “Closing Date”), Concentra Escrow Issuer Corporation (the “Escrow Issuer”) completed a private offering of $650 million aggregate principal amount of 6.875% senior notes due 2032 (the “Notes”) and related guarantees. On July 26, 2024, Escrow Issuer merged with and into CHSI, with CHSI continuing as the surviving entity (the “Merger”), and CHSI assumed all of the Escrow Issuer’s obligations under the Notes and the related indenture (the “Assumption”) pursuant to a Supplemental Indenture, dated July 26, 2024 (the “Supplemental Indenture”), among CHSI, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). CHSI will pay interest on the Notes semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. Interest will accrue from July 11, 2024 and the Notes will mature on July 15, 2032.

The Notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Indenture

The terms of the Notes and related guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Escrow Issuer, CHSI, and the Trustee.

Concurrently with the closing of the offering of the Notes, the Escrow Issuer entered into an Escrow Agreement (the “Escrow Agreement”) with U.S. Bank Trust Company, National Association, as Trustee, and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to which the Escrow Issuer deposited the gross proceeds of the Notes offered thereby into a segregated escrow account with the Escrow Agent. The Escrow Issuer granted to the Trustee, for its benefit and the benefit of the holders of the Notes, an exclusive first-priority security interest in the escrow account and all amounts on deposit therein to secure the obligations under the Notes pending disbursement. In connection with the Assumption, the net proceeds from the Notes were released to CHSI on July 26, 2024, and the Escrow Agreement was terminated.

Interest and Maturity. The Notes bear interest at a rate of 6.875% per annum and mature on July 15, 2032. Interest is payable on the Notes semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2025.

Guarantees and Security. Prior to the completion of the Merger, accrued and unpaid interest on the Notes was unconditionally guaranteed by the guarantors that guarantee the Credit Facilities.

Concentra and certain of Concentra’s subsidiaries that were guarantors under the Credit Facilities also executed the Supplemental Indenture pursuant to which they unconditionally guaranteed the obligations of CHSI under the Notes on a senior unsecured basis.

Ranking.

The Notes will be CHSI’s and the related guarantees will be the guarantors’ senior unsecured obligations and are:

•	effectively subordinated to all of the CHSI’s and the guarantors’ existing and future secured indebtedness, including the Credit Facilities, to the extent of the value of the assets securing such indebtedness;
•	rank equal in right of payment with all of the CHSI’s and each guarantor’s existing and future senior indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes and the related guarantees;
•	rank senior in right of payment to all of the CHSI’s and each guarantor’s existing and future subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right to payment to the Notes and the related guarantees; and
•	be structurally subordinated to any existing and future indebtedness of any of Concentra’s subsidiaries that are not guarantors of the Notes

Covenants. The Indenture contains covenants limiting the ability of Concentra and Concentra’s restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends or distributions or redeem or purchase stock, make certain investments, create liens, merge or consolidate with another company or transfer or cell assets, enter into agreements restricting the ability of the Concentra’s restricted subsidiaries to make distributions, loans or advances to the Concentra or to other restricted subsidiaries, and enter into certain transactions with affiliates.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, changes in control, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase.  Before July 15, 2027, CHSI may redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

On or after July 15, 2027, CHSI may redeem all or any portion of the Notes at the redemption prices described in the indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, at any time prior to July 15, 2027, CHSI may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the indenture with the proceeds of certain equity offerings at the redemption price described in indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Offer to Repurchase. If Concentra experiences a change of control, each holder of Notes will have the right to require CHSI to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

No Registration Rights or Listing. The Notes and related guarantees do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture, the Notes and related guarantees, and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture, form of note and Supplemental Indenture, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Promissory Note

On July 26, 2024, we issued a promissory note to Select to facilitate the return of capital from Concentra to Select in connection with the IPO. The principal amount of the promissory note was $151,893,378.70, of which $72,580,878.70 was paid upon the consummation of the IPO. After such payment, $79,312,500 of principal amount remains outstanding on the promissory note to Select, as may be reduced by the United States Dollar value of any unexercised portion of the underwriters’ exercise of their option to purchase additional shares pursuant to the underwriting agreement. The promissory note matures upon the receipt of any proceeds we may receive in respect of the underwriters’ exercise of their option to purchase additional shares pursuant to the underwriting agreement following such date. The promissory note will bear interest at a rate of 3.84% equal to the short-term Applicable Federal Rate published by the IRS for the month of July. The foregoing description of the promissory note does not purport to be complete and is qualified in its entirety by reference to the full text of the promissory note, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Director and Officer Indemnification Agreements

In connection with the IPO, Concentra has entered into indemnification agreements each of Concentra’s director and executive officers, dated July 26, 2024. These agreements will require Concentra to indemnify these parties to the fullest extent permitted under Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. The foregoing description of the Director and Officer Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Director and Officer Indemnification Agreements, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under captions entitled “Credit Agreement,” “6.875% Senior Notes Due 2032,” “Indenture” and “Promissory Note” above are incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2024, Drs. Cheryl Pegus and Marc R. Watkins were appointed as directors of the Concentra Board of Directors (the “Board”), effective as of July 26, 2024, the date of the closing of the IPO. On June 13, 2024, Messrs. Robert A. Ortenzio, William K. Newton and Daniel J. Thomas were previously appointed to the Board, effective as of June 13, 2024.

The Board has established the following committees of the Board: the Audit and Compliance Committee, the Human Capital and Compensation Committee, the Nominating, Governance and Sustainability Committee and the Quality of Care and Patient Safety Committee. The members of the Audit and Compliance Committee as of the date of the closing of the IPO are Messrs. Thomas and Newton and Dr. Watkins, and Mr. Daniel J. Thomas serves as Chair of the Audit and Compliance Committee. The members of the Human Capital and Compensation Committee as of the date of the closing of the IPO are Messrs. Ortenzio and Thomas and Dr. Cheryl Pegus, and Mr. Ortenzio serves as Chair of the Human Capital and Compensation Committee. The members of the Nominating, Governance and Sustainability Committee as of the date of the closing of the IPO are Messrs. Ortenzio and Newton and Dr. Cheryl Pegus, and Mr. Ortenzio serves as Chair of the Nominating, Governance and Sustainability Committee. The members of the Quality of Care and Patient Safety Committee as of the date of the closing of the IPO are Drs. Cheryl Pegus and Marc R. Watkins, and Dr. Cheryl Pegus serves as Chair of the Quality of Care and Patient Safety Committee.

For biographical information regarding these directors and a description of the material terms of the directors’ annual compensation, see the sections entitled “Management” and “Executive and Director Compensation,” respectively, in the Registration Statement. There are no arrangements or understandings between any of the directors and any other persons pursuant to which each such director was selected to serve as a director. Except as disclosed in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement, there are no transactions in which any director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On July 26, 2024, Concentra amended and restated its certificate of incorporation (as so amended and restated, the “Certificate of Incorporation”). For further details regarding the Certificate of Incorporation, see the description of the Certificate of Incorporation set forth in the Registration Statement in the section entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Amendment and Restatement of Bylaws

On July 26, 2024, Concentra amended and restated its bylaws (as so amended and restated, the “Bylaws”). For further details regarding the Bylaws, see the description of the Bylaws set forth in the Registration Statement in the section entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Concentra Group Holdings Parent, Inc., effective as of July 26, 2024.
3.2	Amended and Restated Bylaws of Concentra Group Holdings Parent, Inc. effective as of July 26, 2024.
4.1	Indenture, dated July 11, 2024, by and among the Concentra Escrow Issuer Corporation, Concentra Health Services, Inc. and U.S. Bank Trust Company, National Association.
4.2	Form of Note (included as Exhibits A1 and A2 to the Indenture filed herewith as Exhibit 4.1).
4.3	Supplemental Indenture, dated July 26, 2024, by and among Concentra Health Services, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association.
10.1	Separation Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.
10.2	Tax Matters Agreement, dated July 26, 2024, by and between Select Medical Holdings Corporation and Concentra Group Holdings Parent, Inc.
10.3	Employee Matters Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.
10.4	Transition Services Agreement, dated July 26, 2024, by and between Select Medical Corporation and Concentra Group Holdings Parent, Inc.
10.5	Credit Agreement, dated July 26, 2024, among Concentra Group Holdings Parent, Inc., Concentra Health Services, Inc., JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent, and the other lenders and issuing banks party thereto.
10.6	Promissory Note, dated July 26, 2024, by Concentra Group Holdings Parent, Inc. in favor of Select Medical Corporation.
10.7	Form of Director and Officer Indemnification Agreement.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: July 31, 2024	By:	/s/ Michael E. Tarvin
		Name:	Michael E. Tarvin
		Title:	Executive Vice President and Secretary